EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:    Lorraine D. Miller, CFA
                 Senior Vice President - Investor Relations
                 404.378.0491

WESTPOINT STEVENS REPORTS THIRD QUARTER 2003 RESULTS

WEST POINT, GEORGIA (November 14, 2003) -- WestPoint Stevens Inc. (OTCBB: WSPTE (www.westpointstevens.com) today reported results for the third quarter ended September 30, 2003.

The Company's net sales for the third quarter of 2003 decreased 3% to $445.2 million compared with $460.5 million a year ago. Sales declined primarily from a reduction in the Company's mill store sales as a result of restructuring initiatives that have reduced the total number of retail stores to 38 from 59 in the year ago period. To a lesser extent the Company also experienced a slight decline in its bedding related products due to ongoing competitive pricing pressure.

Net income for the third quarter of 2003 was a loss of $12.8 million or $0.26 per diluted share compared with a net loss of $16.6 million or $0.33 per diluted share in 2002.

Loss before taxes for the third quarter of 2003 was $16.0 million compared with a loss before taxes in 2002 of $25.9 million. Included in the third quarter of 2003 were $8.7 million in expenses related to the Company's restructuring initiatives, and $12.7 million in expenses related to the current bankruptcy proceedings compared with $16.1 million in expenses in the third quarter of 2002 related to WestPoint Stevens previously announced restructuring initiatives.

M. L. "Chip" Fontenot, WestPoint Stevens President and CEO commented, "The third quarter saw improving retail sales and reorder activity returned to more acceptable levels. We were especially gratified by a strong response by retailers to our product introductions at the Home Fashion Market last month. We are continuing to manage our business proactively and during the quarter reduced our inventories 3% compared with year ago levels and under our $300 million debtor-in-possession facility, we ended the quarter with availability of $152 million."

Mr. Fontenot continued, "The Company is continuing to move forward on a consensual basis with negotiating new terms for a Chapter 11 plan of reorganization with all its major creditor constituencies. While the retail environment remains challenging we are seeing signs of continued improvement in the fourth quarter of 2003 and are well positioned to benefit from recent market opportunities associated with Pillowtex's liquidation."

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

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Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings. The information contained in this release is as of November 14, 2003. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

FINANCIAL STATEMENTS TO FOLLOW

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended September 30,

	2003				2002

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$445,160	$-	$445,160	$460,454	$-	$460,454
Cost of goods sold	357,857	7,708	365,565	364,476	10,199	374,675

Gross earnings (loss)	87,303	(7,708)	79,595	95,978	(10,199)	85,779

Selling, general and administrative
expenses	58,934	-	58,934	70,602	-	70,602
Restructuring and impairment charge	-	967	967	-	5,872	5,872
Goodwill impairment charge	-	-	-	-	-	-

Operating earnings (loss)	28,369	(8,675)	19,694	25,376	(16,071)	9,305

Interest expense	19,181	-	19,181	33,735	-	33,735
Other expense-net	3,796	-	3,796	1,519	-	1,519
Chapter 11 expenses	12,709	-	12,709	-	-	-

Income (loss) before income
tax expense (benefit)	(7,317)	(8,675)	(15,992)	(9,878)	(16,071)	(25,949)

Income tax expense (benefit)	(67)	(3,123)	(3,190)	(3,555)	(5,785)	(9,340)

Net income (loss)	$(7,250)	$(5,552)	$(12,802)	$(6,323)	$(10,286)	$(16,609)

Basic net income (loss) per
common share	$(0.15)		$(0.26)	$(0.13)		$(0.33)

Diluted net income (loss) per
common share	$(0.15)		$(0.26)	$(0.13)		$(0.33)

Basic average common shares
outstanding	49,897		49,897	49,671		49,671
Dilutive effect of stock options
and stock bonus plan	-		-	-		-

Diluted average common shares
Outstanding	49,897		49,897	49,671		49,671

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Nine Months Ended September 30,

	2003			2002

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$1,190,118	$-	$1,190,118	$1,345,170	$-	$1,345,170
Cost of goods sold	964,147	15,280	979,427	1,037,619	10,199	1,047,818

Gross earnings (loss)	225,971	(15,280)	210,691	307,551	(10,199)	297,352
Selling, general and administrative
expenses	183,334	-	183,334	205,115	-	205,115
Restructuring and impairment charge	-	14,291	14,291	-	5,872	5,872
Goodwill impairment charge	46,298	-	46,298	-	-	-

Operating earnings (loss)	(3,661)	(29,571)	(33,232)	102,436	(16,071)	86,365
Interest expense	82,840	-	82,840	100,450	-	100,450
Other expense-net	14,225	-	14,225	5,598	-	5,598
Chapter 11 expenses	18,953	-	18,953	-	-	-

Income (loss) before income
tax expense (benefit)	(119,679)	(29,571)	(149,250)	(3,612)	(16,071)	(19,683)
Income tax expense (benefit)	(36,850)	(10,645)	(47,495)	(1,300)	(5,785)	(7,085)
Net income (loss)	$(82,829)	$(18,926)	$(101,755)	$(2,312)	$(10,286)	$(12,598)

Basic net income (loss) per
common share	$(1.66)		$(2.04)	$(0.05)		$(0.25)

Diluted net income (loss) per
common share	$(1.66)		$(2.04)	$(0.05)		$(0.25)

Basic average common shares
outstanding	49,882		49,882	49,662		49,662
Dilutive effect of stock options
and stock bonus plan	-		-	-		-

Diluted average common shares
outstanding	49,882		49,882	49,662		49,662

WESTPOINT STEVENS INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,	September 30,
	2003	2002	2002

Assets
Current Assets
Cash and cash equivalents	$ -	$ 1,096	$ 3,642
Accounts receivable	266,870	107,751	116,389
Inventories	419,910	368,743	432,584
Prepaid expenses and other current assets	42,675	33,111	34,447

Total current assets	729,455	510,701	587,062

Property, Plant and Equipment, net	659,974	711,189	714,926

Other Assets
Deferred financing fees	16,742	25,883	27,717
Other assets	2,110	3,134	4,007
Goodwill	-	46,298	46,298

	$1,408,281	$ 1,297,205	$ 1,380,010

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Senior Credit Facility	$ 490,689	$ 447,795	$ 84,895
DIP Credit Agreement	107,133	-	-
Long-term debt classified as current	165,000	1,165,000	-
Accrued interest payable	6,168	3,949	31,540
Accounts payable	68,759	57,357	67,511
Other accrued liabilities	113,670	113,518	139,323

Total current liabilities	951,419	1,787,619	323,269

Long-Term Debt	-	-	1,565,000

Noncurrent Liabilities
Deferred income taxes	111,951	158,244	170,749
Pension and other liabilities	154,161	156,989	97,919
Total noncurrent liabilities	266,112	315,233	268,668

Liabilities Subject to Compromise	1,098,114	-	-

Stockholders' Equity (Deficit)	(907,364)	(805,647)	(776,927)

	$ 1,408,281	$ 1,297,205	$ 1,380,010

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,

	2003	2002

Cash flows from operating activities:
Net income (loss)	$(101,755)	$(12,598)
Adjustments to reconcile net income (loss) to net
cash provided by (used for) operating activities:
Depreciation and other amortization	53,508	61,510
Deferred income taxes	(47,451)	(842)
Changes in working capital	39,112	(3,113)
Other-net	21,041	(3,093)
Non-cash component of restructuring and
impairment charge	7,805	4,315
Goodwill impairment charge	46,298	-

Net cash provided by operating activities	18,558	46,179

Cash flows from investing activities:
Capital expenditures	(9,790)	(32,035)
Net proceeds from sale of assets	59	1,534

Net cash used for investing activities	(9,731)	(30,501)

Cash flows from financing activities:
Senior Credit Facility:
Borrowings	720,333	614,197
Repayments	(677,439)	(636,803)
DIP Credit Agreement:
Borrowings	377,481	-
Repayments	(270,348)	-
Fees associated with DIP Credit Agreement	(5,150)	-
Trade Receivables Program	(154,800)	7,400

Net cash used for financing activities	(9,923)	(15,206)

Net increase (decrease) in cash and cash equivalents	(1,096)	472
Cash and cash equivalents at beginning of period	1,096	3,170

Cash and cash equivalents at end of period	$-	$3,642